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                                                          Exhibit 10(a)



             Consent of Independent Certified Public Accountants


The Board of Directors
The Travelers Life and Annuity Company:


We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants".


Hartford, Connecticut
November 3, 1997